Ralph Baughman
                         International Fumigators, Inc.
                                 P.O. Box 263550
                             Houston, TX 77207-3550


September 24, 2004


Board of Directors
eFoodSafety.com, Inc.
1370 St. George Circle
Prescott, AZ 86301


To the Board of Directors:

         I, Ralph Baughman, Director hereby inform the Board of Directors of eFoodSafety.com, Inc. that as of this date I resign from the Board effective immediately.

         I wish everyone the best of luck in their future endeavors.


Very truly yours,




/s/
Ralph Baughman





cc:      Clarence W. Karney via facsimile
         Richard  Speidell via facsimile
         Pat Gruden via facsimile
         Bill Nelson via facsimile
         Robert Bowker via facsimile
         Mark Taggatz via facsimile
         Berkshire Capital via facsimile